Filed with the Securities and Exchange Commission on December 13, 2006

Registration No. 333-139144

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Trina Solar Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3674	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 2 Xin Yuan Yi Road

Electronics Park, New District

Changzhou, Jiangsu 213031

People’s Republic of China

(86 519) 548 2008

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Zhang John A. Otoshi Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place, Central Hong Kong (852) 2522-7886	Chris K.H. Lin Simpson Thacher & Bartlett LLP 7th Floor, ICBC Tower 3 Garden Road, Central Hong Kong (852) 2514-7600

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)(2)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Ordinary shares, par value $0.00001 per ordinary share	$94,550,000	$10,117

(1)	Includes (i) ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public and (ii) ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These ordinary shares are not being registered for the purposes of sales outside of the United States.
(2)	American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No.333- 139161). Each American depositary share represents 100 ordinary shares.
(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend the exhibit index and to file exhibit 1.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default.

Pursuant to the form of indemnification agreements filed as Exhibit 10.2 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement the form of which is filed as Exhibit 1.1 to this Registration Statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities (including options to acquire our ordinary shares). We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration in U.S. dollars	Underwriting Discount and Commission
Topower International Limited	March 2006	3,248 ordinary shares	$3,248	N/A

Divine Land International Investment Limited	March 2006	1,896 ordinary shares	1,896	N/A

Sino Base Investment Co Ltd	March 2006	1,896 ordinary shares	1,896	N/A

South Great Investment Limited	March 2006	1,896 ordinary shares	1,896	N/A

Perseverance International Investment Limited	March 2006	1,064 ordinary shares	1,064	N/A

Realm Investments Limited(1)	May 2006	136,452,242 Series A preferred shares	9,999,998.1	N/A

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration in U.S. dollars	Underwriting Discount and Commission
Indopark Holdings Limited	May 2006	136,452,242 Series A preferred shares	9,999,998.1	N/A

Milestone Solar Holdings I Limited	May 2006	136,452,242 Series A preferred shares	9,999,998.1	N/A

Triumph Sky Technology Limited	May 2006	68,226,121 Series A preferred shares	4,999,999.0	N/A

IPROP Holdings Limited	May 2006	20,467,836 Series A preferred shares	1,499,999.7	N/A

VDCI S.A.	May 2006	20,467,836 Series A preferred shares	1,499,999.7	N/A

Milestone Solar Holdings II Limited	May 2006	13,645,225 Series A preferred shares	999,999.9	N/A

Accurate Group Holdings Limited	May 2006	13,645,224 Series A preferred shares	999,999.8	N/A

Certain directors, employees and consultants of the Registrant	July to September 2006	47,368,421 restricted shares	473.7	N/A

(1)	Realm Investments Limited changed its name to Good Energies Investments Limited on June 2, 2006.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Changzhou, People’s Republic of China, on December 13, 2006.

TRINA SOLAR LIMITED

By:	/s/ Jifan Gao

Name:	Jifan Gao
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jifan Gao Name: Jifan Gao	Chairman and Chief Executive Officer (principal executive officer)	December 13, 2006

/s/ Sean Shao Name: Sean Shao	Chief Financial Officer (principal financial and accounting officer)	December 13, 2006

/s/ * Name: Sven M. Hansen	Director	December 13, 2006

/s/ * Name: Canfang Liu	Director	December 13, 2006

/s/ * Name: Liping Qiu	Director	December 13, 2006

/s/ * Name: Jianwei Shi	Director	December 13, 2006

/s/ * Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates	U.S. Representative	December 13, 2006

*By: /s/ Jifan Gao
Jifan Gao Attorney-in-fact

TRINA SOLAR LIMITED

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement

3.1*	Memorandum and Articles of Association of the Registrant, as currently in effect

3.2*	Form of Amended and Restated Memorandum and Articles of Association of the Registrant (effective upon the closing of this offering)

4.1*	Registrant’s Form American Depositary Receipt (included in Exhibit 4.3)

4.2*	Registrant’s Specimen Certificate for Ordinary Shares

4.3*	Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Shares

4.4*	Form of Share Transfer Agreement relating to Trina China between the Registrant and other parties therein dated as of March 28, 2006

4.5*	Amended and Restated Series A Preferred Share Purchase Agreement among the Registrant, Trina China and other parties therein dated as of May 19, 2006

4.6*	Amended and Restated Shareholders Agreement among the Registrant, Trina China and other parties therein dated as of May 30, 2006

4.7*	Amendment to the Amended and Restated Shareholders Agreement among the Registrant, Trina China and other parties therein dated as of December 7, 2006

5.1*	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered

8.1*	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands Tax matters

8.2*	Opinion of Latham & Watkins LLP regarding certain U.S. tax matters

10.1*	2006 Share Incentive Plan, including form of Restricted Share Award Agreement

10.2*	Form of Indemnification Agreement between the Registrant and its officers and directors

10.3*	Form of Employment Agreement between the Registrant and a Senior Executive Officer of the Registrant

10.4*	Form of Tax Indemnification Agreement between the Registrant and Former Shareholders dated as of September 15, 2006

10.5*	Form of Loan Agreement between Trina China and Bank of Communications

10.6*	Form of Guarantee Agreement between the Guarantor and Bank of Communications for Loans

10.7*	Form of Short-term Loan Agreement between Trina China and Agriculture Bank of China

10.8*	Form of Guarantee Agreement between the Guarantor and Agriculture Bank of China for Short-term Loans

10.9*	Form of Maximum Guarantee Agreement between Guarantors and Agriculture Bank of China for Short-term Loans

10.10*	Form of Counter-guarantee Agreement between Guarantors and Changzhou City Hengtai Investment Co., Ltd. for Maximum Guarantee

10.11*	Form of Security Agreement between Trina China and Changzhou City Hengtai Investment Co., Ltd. for Maximum Guarantee

21.1*	Subsidiaries of the Registrant

Exhibit Number	Description of Document

23.1*	Consent of Deloitte Touche Tohmatsu, Independent Auditors

23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.3*	Consent of Latham & Watkins LLP

23.4*	Consent of Fangda Partners

23.5*	Consent of Jerome Corcoran

23.6*	Consent of Peter Mak

24.1*	Powers of Attorney (included on signature page)

99.1*	Code of Business Conduct and Ethics of the Registrant

99.2*	Opinion of Fangda Partners regarding certain PRC law matters

*	Filed previously.
†	Filed herewith.